UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): October 20, 2020

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2020, Essent Group Ltd. (the "Company"), Essent Irish Intermediate Holdings Limited ("Essent Irish") and Essent US Holdings, Inc. (together with the Company and Essent Irish, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement, with a committed capacity of $625 million (the “Credit Agreement”), among the lenders party thereto (the “Lenders”) and JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement dated as of May 17, 2017, which was subsequently amended by an Incremental Amendment No.1 dated as of May 2, 2018 (as amended, the "Prior Credit Agreement"), by and among the Borrowers, the lenders party thereto and the Administrative Agent, as more fully disclosed in the Company’s disclosures on Forms 8-K filed with the Securities and Exchange Commission on May 18, 2017 and May 7, 2018. The amended terms of the Credit Agreement provide for (i) an increase in the revolving credit facility from $275 million under the Prior Credit Agreement to $300 million, (ii) the incurrence of $100 million of new term loans in addition to the $225 million already outstanding under the Prior Credit Agreement, the proceeds of which were used at closing to pay down borrowings outstanding under the revolving credit facility, and (iii) up to $150 million aggregate principal amount of uncommitted incremental term loan and/or revolving credit facilities that may be exercised at the Borrowers’ option so long as the Borrowers receive commitments from the Lenders. The revolving credit facility expires and the term loans mature under the Credit Agreement on the third anniversary of closing, October 14, 2023.

Borrowings under the Credit Agreement will accrue interest at a floating rate tied to a standard short-term borrowing index, selected at the Borrower’s option, plus an applicable margin. On the closing date, the minimum interest rate for any borrowings was 1-Month LIBOR plus 2.0%. The obligations under the Credit Agreement are secured by certain assets of the Borrowers, excluding the stock and assets of their insurance and reinsurance subsidiaries.

All other material terms of the Credit Agreement remain substantially unchanged from the terms of the Prior Credit Agreement as disclosed in the Company’s disclosures on Forms 8-K filed with the Securities and Exchange Commission on May 18, 2017 and May 7, 2018.

J.P. Morgan Chase Bank, N.A., BofA Securities, Inc., and Royal Bank of Canada acted as joint lead arrangers and joint book runners, and Associated Bank, N.A., Citizens Bank, N.A., KeyBank, N.A. and U.S. Bank National Association acted as additional joint book runners, for the Credit Agreement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of October 14, 2020, by and among Essent Group Ltd., Essent Irish Intermediate Holdings Limited, and Essent US Holdings, Inc., as borrowers, the several banks and other financial institutions or entities from time to time parties to this agreement, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2020

ESSENT GROUP LTD.

By:	/s/ Lawrence E. McAlee
Name: Lawrence E. McAlee
Title: Senior Vice President and Chief Financial Officer